Exhibit 10.11
DEVELOPMENT AND OEM SUPPLY AGREEMENT
TOMOTHERAPY
AGREEMENT entered into as of this 27th day of January 2003, by and between Analogic Corporation (“ANALOGIC”), a Massachusetts corporation, having its principal place of business at 8 Centennial Drive, Peabody, Massachusetts and TomoTherapy Incorporated (“TOMOTHERAPY”), a Wisconsin corporation, having its principal place of business at 1240 Deming Way Madison, Wisconsin (ANALOGIC and TOMOTHERAPY hereinafter may be referred to individually as a “Party” and collectively as “Parties”).
     WHEREAS TOMOTHERAPY has designed and is manufacturing an integrated radiation therapy and imaging system (the “Product”);
     WHEREAS ANALOGIC is a leading designer and manufacturer of systems and sub-systems used in, among other things, computed tomography systems;
     WHEREAS TOMOTHERAPY wishes to engage ANALOGIC to design, manufacture, and/or supply those systems and sub-systems shown in the Specifications (Exhibit 1) to be designed, manufactured, and/or supplied by ANALOGIC (the “Components”) to be integrated into TOMOTHERAPY’s Product;
     WHEREAS ANALOGIC will lead and coordinate the development of the aforesaid Components;
     WHEREAS, the Parties intend that, upon the successful development of the Components, ANALOGIC will be the exclusive manufacturer of the Components and TOMOTHERAPY will be the exclusive seller of the Product.
     NOW, THEREFORE, in consideration of the above premises and the mutual obligations undertaken, the parties hereto agree as follows:
1. DEVELOPMENT
a.	Design: ANALOGIC shall design the Components in accordance with the Engineering Requirement Specification (“SPECIFICATION”) attached as Exhibit 1, in accordance with the Milestones attached as Exhibit 2.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [  *  ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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b.	Development Test Bed: ANALOGIC shall provide to TOMOTHERAPY one (1) prototype of the Components. Each party shall perform all tests required of it respectively, by the “Prototype Testing” section of the Development Plan as set forth in the SPECIFICATION and the prototype will be suitable for regulatory testing.

c.	First (1st) Pilot Production Components: In accordance with Milestones ANALOGIC shall produce and deliver to TOMOTHERAPY three (3) 1st pilot production Components which meet the criteria specified in the SPECIFICATION. Each party shall perform all tests required of it as set forth in the SPECIFICATION. TOMOTHERAPY may request changes to the design of the 1st pilot production Components in accordance with Section l(g), below. Certain components of the 1st pilot production Components such as the BCS, DCS, RCS, DAS, and cabling will not have been manufactured per the cGMP/QSR guidelines. The components of the Components which do not meet these guidelines will have to be exchanged, remanufactured, or brought into compliance by other means prior to shipment to an end user. The methodology, documentation, and costs of how this will be accomplished will be mutually agreed upon on a component by component basis.

d.	Second (2nd) Pilot Production Components: In accordance with Milestones and any modifications or changes to the SPECIFICATION requested by TOMOTHERAPY and agreed to by ANALOGIC, ANALOGIC shall produce and deliver to TOMOTHERAPY six (6) 2nd pilot production units of the Components which incorporate any such changes to the prototype or the 1st pilot production Components, and meet the SPECIFICATION. ANALOGIC shall perform all tests required to meet the SPECIFICATIONS. TOMOTHERAPY may request changes to the design of pilot production Components in accordance with Section l(g), below. With the shipment of any 2nd pilot production Components (assuming the design has been frozen and the final documentation has been completed) and all future Components to TOMOTHERAPY, ANALOGIC will provide to TOMOTHERAPY a technical file which meets the requirements of cGMP/QSR and/or CE MDD.

e.	NRE: TOMOTHERAPY will pay ANALOGIC for the Non-Recurring Engineering (“NRE”) in accordance with the agreed milestones attached as Exhibit 2.

f.	Manufacturing: The Components with the exception of 1.c will be manufactured by ANALOGIC so as to qualify and validate all manufacturing processes in accordance with the Good Manufacturing Practices and the Quality System Regulation promulgated by the United States Food and Drug Administration (“FDA”) and International Standards Organization’s ISO 9001.

For a period commencing with the shipment to a clinical user (in this Agreement, “clinical user” includes TOMOTHERAPY’s Centers of Excellence institutions) of the first pilot production HI-ART II meeting SPECIFICATIONS and continuing for a period of four and one half years thereafter, ANALOGIC will be the exclusive manufacturer of the Components, provided however, that ANALOGIC’S manufacturing exclusivity for tables only applies to the [ * ] units ordered

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by TOMOTHERAPY. After the first [ * ] tables are purchased by TOMOTHERAPY, TOMOTHERAPY may procure or manufacture another table. However, it is understood by the Parties that ANALOGIC owns all rights to its table design. Similarly, after the 4 and one half year manufacturing exclusivity for the Components, TOMOTHERAPY may procure or manufacture the Components of another design. It being understood by the Parties that ANALOGIC owns all rights to its Components design.

g.	Engineering Changes: ANALOGIC shall transmit to TOMOTHERAPY for approval all proposed Engineering Change Orders (ECO) that have, or could potentially have, an impact on the form, fit, function, SPECIFICATIONS or regulatory approvals of the Components. Specifically in regard to the impact on regulatory approvals, all ECO’s relating to those ANALOGIC Components which are called out in TOMOTHERAPY’S standards construction file shall be transmitted to and approved by TOMOTHERAPY. TOMOTHERAPY is responsible for insuring that ANALOGIC has an updated list of relevant Components, which are listed, in TOMOTHERAPY’S standard construction file. TOMOTHERAPY must respond within 48 hours after receiving all ECO information. ECO’s which do not effect fit, form or function will not require approval by TOMOTHERAPY. TOMOTHERAPY will not need to approve any ECO which is required by regulatory authority. These requirements shall remain in effect throughout the production phase of this Agreement. If TOMOTHERAPY desires to make a change to the SPECIFICATION for the Components at any time, it will make a written request for change to ANALOGIC and ANALOGIC will respond in writing as to the effect(s) of the change (“Change Implications”), if any, including without limitation, the Components availability, Components price, and NRE. ANALOGIC will not be obliged to proceed with making any requested changes unless the parties above first agree to the change implications in writing. ANALOGIC will provide copies of all final Engineering Changes Orders that are required by regulatory authority, that impact any ANALOGIC Component listed in the standards construction file, or those requested by TOMOTHERAPY. These copies will include the cover page and excerpts that sufficiently describe the change.

h.	Records; Regulatory Approval:
i.	During the term of this Agreement, ANALOGIC shall keep detailed records of all materials, processes, designs, protocols, and tests relevant to the Components and all information required by the United States Food and Drug Administration (“FDA”) for approval of the manufacturing and marketing of the Components that are not explicitly the responsibility of TOMOTHERAPY under this Agreement. However, certain components of the 1st pilot production as described in section l.c may not follow cGMP and will be brought into compliance by an agreed method on a component by component basis. ANALOGIC shall submit copies of such records to TOMOTHERAPY upon TOMOTHERAPY’S request. TOMOTHERAPY will be responsible for filing

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with the FDA and obtaining all other necessary regulatory approvals to market and sell the System.

ii.	ANALOGIC hereby agrees to make available to TOMOTHERAPY all technical information within its control with respect to the Components and ANALOGIC’s operations that is required by regulatory clearances such as the United States Food and Drug Administration to obtain 510(k) approval and required by a notified body to obtain the CE mark. TOMOTHERAPY shall treat all such information as Confidential Information in accordance with Section 16 of this Agreement.

iii.	In the event that any component or any of the Components designed or manufactured by ANALOGIC of the Product are recalled by TOMOTHERAPY or ANALOGIC solely as the result of (A) ANALOGIC’s gross negligence or willful misconduct, (B) the recalled Component’s failure to meet the SPECIFICATIONS, (C) ANALOGIC’s failure to comply with Quality System Regulation, Good Manufacturing Practices, or ISO 9001,or (D) any other material breach of this Agreement by ANALOGIC, ANALOGIC at its option shall either: provide replacement parts to TOMOTHERAPY as soon as is reasonably possible or accept the return of the affected units from TOMOTHERAPY for repair by ANALOGIC. The Parties will cooperate fully with each other (including obtaining advance approval of all recall-related expenses to be paid by ANALOGIC, which approval shall not be unreasonably withheld) in effecting any recall of the Components and communicating with purchasers, users and the media. ANALOGIC shall not be responsible for any recall related expenses arising from any other recall, including incompatibility of the Components with any other part of the System unless such compatibility is required in the Specifications. If any recall or other event requiring corrective action occurs for any reason, than those set forth in the first sentence of this paragraph (iii)’s including due to (AA) use of any TOMOTHERAPY products or software in combination with the Components (where the combination itself gives rise to the recall and not the Components alone), (BB) modification of the ANALOGIC software by any party (including TOMOTHERAPY) other than ANALOGIC, or (CC) any other act or omission on TOMOTHERAPY’S part, then all costs and expenses associated with the recall or other event, including the cost of replacement parts and/or return and repair of the affected units, shall be borne solely by TOMOTHERAPY.

iv.	ANALOGIC will notify TOMOTHERAPY immediately of any Quality System Regulation audit of ANALOGIC by the United States Food and Drug Administration or other inspection of ANALOGIC’s records or its facilities by any federal, state regulatory agency as well as the results of such audit or inspection.

v.	TOMOTHERAPY shall have the right to conduct an appropriate audit of ANALOGIC’s relevant records and operations to evaluate compliance to the applicable sections of the cGMPs- QSR, and ISO 9001. Such audits will be at a date acceptable to both ANALOGIC and TOMOTHERAPY and will be

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conducted during ANALOGIC’s normal business hours. Within ten (10) days after each such audit, TOMOTHERAPY will provide written notification of any non-compliance issues. If ANALOGIC concurs with such conclusions (concurrence will not unreasonably be withheld), it agrees to use commercially reasonable efforts to be in compliance within 60 days following such written notification.
2. OWNERSHIP OF INTELLECTUAL PROPERTY
a.	In performing the Development Work, ANALOGIC will utilize systems, sub-systems, parts, software, know-how, and other intellectual and physical property that it owned and/or had in its possession prior to the commencement of the Development Work (“ANALOGIC Information”). Similarly, TOMOTHERAPY may utilize systems, subsystems, parts, software, know-how, and other intellectual and physical property that it owned and/or had in its possession prior to the commencement of the Development Work (“TOMOTHERAPY Information”). With respect to ANALOGIC Information and TOMOTHERAPY Information, the Parties agree as follows:
i.	ANALOGIC owns the Proprietary Technology embedded in the ANALOGIC Information and any improvements to it developed by ANALOGIC during the course of the Development Work.

ii.	TOMOTHERAPY owns the Proprietary Technology embedded in the TOMOTHERAPY Information and any improvements to it developed by TOMOTHERAPY during the course of the Development Work.

iii.	To the extent that ANALOGIC develops Proprietary Technology

improvements to TOMOTHERAPY Information during the course of performing the Development Work, and except as provided in Section 13.d. below, ANALOGIC owns the improvements (but not the underlying TOMOTHERAPY Information) and grants TOMOTHERAPY a license to use, modify, market and sublicense the ANALOGIC improvements to the TOMOTHERAPY Information, and TOMOTHERAPY may assign the same to a third party but only with ANALOGIC’s consent which consent will not be unreasonably withheld, except that TOMOTHERAPY may assign the same without ANALOGIC’s consent in connection with the assignment this Agreement pursuant to Section 24 of this Agreement.

iv.	To the extent that TOMOTHERAPY develops Proprietary Technology improvements to ANALOGIC Information during the course of performing the Development Work, TOMOTHERAPY owns the improvements (but not the underlying ANALOGIC Information) and grants ANALOGIC a license to use, modify, market and sublicense the TOMOTHERAPY improvements to the ANALOGIC Information, and ANALOGIC may

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assign the same to a third party but only with TOMOTHERAPY’s consent which consent will not be unreasonably withheld.

v.	Either Party may develop new Proprietary Technology during the course of the Development Work that is embedded in the Components and that is not an improvement to the Information of the-Party (as covered in subsections 2 a. iii and iv above) (“Development Information”). The Party that created the Development Information owns the Development Information, and may use, modify, market, sublicense, and transfer such Development Information for any purpose other than for Radiation Therapy Delivery (as defined below), and may use, modify, market, sublicense, and transfer the Development Information for Radiation Therapy Delivery only with the written consent of the other Party, which consent may not be unreasonably withheld, subject however to the rights of TOMOTHERAPY set forth in the final sentence of this paragraph. The owner of the Development Information hereby grants to the other Party a license to use, modify, market, and sublicense the Development Information, and may transfer such license, for any purpose other than for Radiation Therapy Delivery (as defined below), and such licensee may use, modify, market, sublicense, and transfer the license to the Development Information for Radiation Therapy Delivery only with the written consent of the other Party, which consent may not be unreasonably withheld, subject however to the rights of TOMOTHERAPY set forth in the final sentence of this paragraph. For purposes of this Agreement, “Radiation Therapy Delivery” means any system delivering external beam radiation in a medical context, and does not include radiation therapy planning. Notwithstanding the foregoing, TOMOTHERAPY may use, modify, market, and sublicense all Development Information in connection with the development, manufacture and sale of its Product without the consent of ANALOGIC, and may assign its own Development Information and its license to Development Information owned by ANALOGIC without ANALOGIC’s consent in connection with the sale or transfer of substantially all of its assets in a transaction to which the provisions of Section 24 of this Agreement apply, provided that in conjunction with the sale or transfer of TOMOTHERAPY’S assets to a third party, that the third party agrees to be bound by all of the terms of this Agreement, as set forth in Section 24 of this Agreement for Analogic to manufacture and supply to the receiver of the assets all of the Components which are the subject of this agreement manufactured or supplied by ANALOGIC.

vi.	Development Information, that is jointly created by the Parties shall be treated as separately owned by each Party, but each Party’s interest shall be subject to the rights and restrictions imposed by the preceding paragraph v on separately owned=Development Information,, without the obligation of the Parties to account to each other for or share with the other party the proceeds arising from such jointly created Development Information.

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vii.	Nothing herein is intended to give one Party any rights to the Proprietary Technology of the other Party existing on the date of this Agreement is entered into, except as is necessary to achieve the purposes of this Agreement during the term of this Agreement and any mutually agreed upon extensions to this Agreement.
b.	While ANALOGIC owns the rights to the patient table pallet design that is to be delivered to TOMOTHERAPY pursuant to the Statement of Work and may supply this exact table pallet to other customers, ANALOGIC acknowledges and agrees that it will not knowingly supply this exact table pallet for use by Third Parties in Radiation Therapy Delivery.

c.	TOMOTHERAPY acknowledges and agrees that ANALOGIC is an OEM supplier of subassemblies, whole instruments and systems. It also acknowledges that it understands ANALOGIC intends to continue to remain in this business and, subject to any limitations imposed upon it hereunder, may even design and manufacture products that contain some or all of the technology and designs used in the Components, including, among other things, certain mechanics, circuitry and software, proprietary to ANALOGIC. In addition, the Components may embody certain patented features as well.
3. PURCHASE AND DELIVERY
ANALOGIC agrees to manufacture and sell the Components to TOMOTHERAPY, and TOMOTHERAPY agrees to purchase its total number requirements of the Components exclusively from ANALOGIC per section 1.f. and upon the following terms:
a.	Upon TOMOTHERAPY’S acceptance of the pilot production Components, (which acceptance shall be in accordance with the Components meeting the SPECIFICATIONS), TOMOTHERAPY shall provide ANALOGIC with a rolling twelve (12) month forecast of its purchase requirements for the Components, updated on a monthly basis. The initial forecast will be accompanied by a firm purchase order for the first six (6) months subject to the lead time defined below, and a projection of orders for the following six (6) months. Three months thereafter, firm purchase orders shall be furnished on the first week of each rolling month for Components to be delivered in the third full calendar month following the month in which ANALOGIC receives the purchase order. Projections of orders shall be for the parties’ planning purposes only, and, except for a firm commitment to purchase Components for the next three months, shall not constitute binding commitments upon TOMOTHERAPY. TOMOTHERAPY may modify any purchase order up to ninety (90) days prior to the beginning of the month covered by such purchase order. TOMOTHERAPY agrees that for economic and production efficiency reasons ANALOGIC requires a consistent and steady production flow (no production breaks month to month).

b.	ANALOGIC shall acknowledge promptly each TOMOTHERAPY purchase order in writing and confirm delivery dates. Each order shall be subject to a lead-time of 120 days (“Lead Time”). TOMOTHERAPY acknowledges that some components used in

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the manufacture of the Components may be designated by ANALOGIC as “Long-lead-time Items” (“LLTI’s). ANALOGIC shall be authorized in writing by TOMOTHERAPY to place orders for sufficient quantities of LLTI’s necessary to meet TOMOTHERAPY’S projected purchases set forth on its forecasts. In the event that forecasted quantities of Components are not actually ordered by TOMOTHERAPY, TOMOTHERAPY shall reimburse ANALOGIC for the LLTI’s unique to TOMOTHERAPY’S Components purchased by ANALOGIC in connection with such forecasted quantities which cannot be used elsewhere within ANALOGIC, or cancelled, or returned to the vendor. The reimbursement value of such LLTI’s shall be [ * ]%.

c.	All sales of the Components shall be subject to the terms and conditions of this Agreement. Except with respect to transaction-specific items such as quantities, requested delivery dates, destinations and shipping instructions, purchase orders or other similar documents issued by TOMOTHERAPY are for TOMOTHERAPY’S administrative convenience only. No other terms or conditions contained in a purchase order or such other similar document shall be of any force or effect. If there is any conflict or difference in interpretation between such transaction specific items in a TOMOTHERAPY purchase order and this Agreement, the terms and conditions of this Agreement shall supersede those of such purchase order.

d.	Subject to the lead time requirements set forth herein, ANALOGIC shall be ready and able to timely supply all quantities of Components ordered by TOMOTHERAPY that are within its forecast and/or accepted by ANALOGIC. ANALOGIC shall not be liable for failure or delay in filling TOMOTHERAPY orders because of any cause beyond the control of or occurring without the fault of ANALOGIC.

e.	Should any parts or sub-components used by ANALOGIC in manufacturing the Components either become unavailable for purchase and Analogic is advised thereof by its supplier, or unavailable for a reasonable price, ANALOGIC shall give TOMOTHERAPY notice thereof. Subject to such time limitations imposed on ANALOGIC by the component manufacturer(s) or distributor(s), as the case may be, during which ANALOGIC can acquire such components, TOMOTHERAPY may exercise last time buy rights for the component(s) by authorizing ANALOGIC to place purchase orders within the 30 days following such notice from ANALOGIC to TOMOTHERAPY. The cost of the unique Components (components which are purchased specifically for TOMOTHERAPY’S Product) which cannot be used elsewhere within ANALOGIC purchased pursuant to the last time buy shall be paid for in full by TOMOTHERAPY and maintained as dedicated inventory owned by TOMOTHERAPY and TOMOTHERAPY will receive a corresponding credit when the component is used in the Components by reducing the Components price by [ * ]%. Alternatively, Analogic may agree to redesign the relevant component or components for a mutually agreed upon price.
4. PRICES, ADJUSTMENTS, AND PAYMENTS
a.	The price to be paid by TOMOTHERAPY to ANALOGIC for the Components is set forth on Exhibit 3 hereto. These initial prices shall be valid for a period of two years

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following shipment to a clinical user of the first production HI-ART II (system #11) meeting SPECIFICATIONS. Thereafter, beginning on the second anniversary of the shipment to a clinical user of the first production HI-ART II meeting SPECIFICATIONS, and every [ * ] thereafter, the Parties shall review prices and quantities with the understanding that prices may be adjusted by mutual agreement in response to the world market for components, production yield, cost improvement, and other factors deemed relevant by the parties. If parties cannot reach a mutual agreement, the parties will follow the arbitration process outlined in section 23 hereafter. Unless otherwise specified or required by law, all prices will be quoted and billed exclusive of federal, state or local excise, sales or other similar taxes. Such taxes, when applicable, will appear as additional items on invoices.

b.	ANALOGIC agrees that the price for the Components is at least as favorable to TOMOTHERAPY as the price and the terms upon which ANALOGIC sells comparable CT components to any other customer under similar circumstances.

c.	Terms of payment are net 30 days from of the date of delivery or invoice; whichever is later, for shipments made.
5. SHIPMENTS OF PRODUCT
ANALOGIC shall ship the Products Ex Works (Incoterms 2000), ANALOGIC’s Peabody, MA plant via carriers designated by TOMOTHERAPY.
6. TERM CHANGE
This Agreement will begin on the Effective Date and will continue for an initial term (“Initial Term”) of four and one half (4.5) years from the shipment to a clinical user of the first pilot production HI-ART II meeting SPECIFICATIONS, unless earlier terminated pursuant to Section 7 below. If no notice of termination is given at least six (6) months prior to expiration of the Initial Term, then this Agreement shall continue in effect until terminated by either party upon six (6) months written notice thereafter.
7. TERMINATION
a.	In the event of a substantial or material breach of any term or condition of this Agreement by either party, which shall include, but not be limited to, non-payment of invoices when due which breach is not or cannot be corrected by the breaching party within thirty (30) days after notice (unless a longer time is expressly provided for herein), this Agreement may be terminated by the other party by giving notice of termination, to take effect forthwith upon the giving of such notice. Notwithstanding the foregoing, TOMOTHERAPY may terminate this Agreement with respect to an unexcused ANALOGIC breach related to failure to timely deliver Components only if ANALOGIC fails to deliver ordered Components within sixty (60) days of the scheduled delivery date specified in any TOMOTHERAPY purchase order that complies with TOMOTHERAPY’S forecast and has been accepted by ANALOGLC. Additionally, a force majeure would be deemed an excused ANALOGIC breach.

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b.	This Agreement may be terminated immediately by the either party without the requirement of prior notice if the other party suspends operations, files or suffers to be filed against it a petition in bankruptcy, or the like, executes an assignment for the benefit of creditors, or is adjudicated as bankrupt by a court of competent jurisdiction.
8. PRODUCT CHANGES
ANALOGIC shall notify TOMOTHERAPY in writing of any change to the Components which do affect the Component’s form, fit, function, SPECIFICATIONS or regulatory compliance. ANALOGIC shall not make any change to the SPECIFICATIONS or to the Component’s labeling without TOMOTHERAPY’S prior written consent, which consent will not be unreasonably withheld.
9. QUALITY CONTROL
a.	ANALOGIC shall perform incoming inspection and testing on all materials it receives from any source for inclusion in any of the Components in accordance with ANALOGIC’s Corporate Quality Assurance Procedure Sampling Inspection/Testing by Attributes Procedure, as amended from time to time in the normal course of business. In no case shall non-conforming materials which affect the Component’s form, fit, or function be used in the manufacture of the Components.

b.	The Components will be designed and manufactured by ANALOGIC in a manner that will qualify and validate all manufacturing processes in accordance with current Good Manufacturing Practices and the Quality System Regulations promulgated by the United States Food and Drug Administration (“FDA”) and ISO 9001 and for the Components after July 2002.

c.	All the Components shall meet the SPECIFICATIONS and shall be subjected to ANALOGIC’s quality control systems and standards, which at all times will comply with applicable regulatory requirements. ANALOGIC shall permit TOMOTHERAPY to review periodically ANALOGIC’s relevant production and quality control procedures and records and to visit ANALOGIC’s facilities at reasonable times with a representative of ANALOGIC present.
10. OUTGOING INSPECTION AND PERFORMANCE INDICATORS
a.	Beginning with the first pilot production Components, ANALOGIC will inspect all outgoing Components to be supplied to TOMOTHERAPY to be strictly in accordance with SPECIFICATIONS and perform outgoing acceptance testing. TOMOTHERAPY will monitor the delivery and quality performance of ANALOGIC.

b.	An overview or SCAR (Supplier Corrective Action Request) will be generated by TOMOTHERAPY on a quarterly basis or more frequently if necessary. The performance indicators to be applied shall cover:

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% Complete and On-time delivery
Failures per unit (normalized over total quantity consumed monthly)
Failure symptoms, documentation deficiencies, packaging quality.
ANALOGIC will be responsible to provide a written quality report within fifteen (15) days from receipt of TOMOTHERAPY’s SCAR quality report that contains corrective actions to remedy failures.
ANALOGIC will be responsible to provide a written quarterly quality report to be issued by the first Friday of each month that provides all key performance indicators as mutually agreed to with TOMOTHERAPY.
11. SERVICE AND SPARE PARTS
a.	ANALOGIC will provide Parts for a period of seven (7) years following the last serial delivery of the Components under this Agreement. The price of the Parts will be that listed in Exhibit 4, SPARE PARTS PRICE LIST (Which will be determined by the parties in good faith based on their prior practices, and otherwise based on industry standards). In the event that a Part becomes obsolete, ANALOGIC will provide TOMOTHERAPY notice as soon as ANALOGIC becomes aware of the anticipated obsolescence and offer TOMOTHERAPY the opportunity to make a last buy. In the event that ANALOGIC learns that a component used in manufacturing a Part of the Components will become obsolete, it will notify TOMOTHERAPY and TOMOTHERAPY may request ANALOGIC, at TOMOTHERAPY’s expense, to re-engineer the Part using components that are not obsolete.

b.	TOMOTHERAPY will provide ANALOGIC with Forecasts for Parts. On the 15th of each month, TOMOTHERAPY will provide ANALOGIC a twelve (12) month Forecast of its Parts needs. The first three (3) months of the Parts Forecast consists a firm and binding commitment to purchase the Parts. ANALOGIC will not be obligated to deliver parts in excess of thirty (30) percent above the second three (3) months Parts Forecast.

d.	ANALOGIC will provide a quotation for Parts within five (5) business days if TOMOTHERAPY seeks to purchase Parts not included in its Forecast and not in stock at ANALOGIC.

e.	ANALOGIC will provide TOMOTHERAPY a list of all Parts that are Field Replacement Units (“FRU”). This list will contain the following information: (1) ANALOGIC part number; (2) ANALOGIC part description; (3) Price of new FRU; (4) FRU lead-time and (5) List of repairable and non-repairable FRUs; (6) Price for non-warranty repairable FRU’s.

f.	TOMOTHERAPY may return to ANALOGIC Parts, which are identified as repairable for warranty and out-of-warranty repairs. ANALOGIC will repair the Parts described in this sub-paragraph to the minimum allowable revision level within a targeted thirty (30) to forty-five (45) working day period from receipt of the returned Parts.

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g.	ANALOGIC will provide repair services for the Components and Parts for a period of seven years following the last serial delivery of the Components pursuant to this Agreement.
12. WARRANTY AND REPAIRS
a.	Except for Software, which is defined and provided for in Section 13, ANALOGIC warrants to TOMOTHERAPY that all of the Components sold to TOMOTHERAPY under this Agreement will be at the time of their delivery, free from defects in workmanship and material and in compliance with the Specifications. ANALOGIC further warrants that all of the Components sold to TOMOTHERAPY under this Agreement will, on the date of shipment by ANALOGIC, have been manufactured by ANALOGIC in accordance with the FDA’s current Good Manufacturing Practices, Quality System Regulations, ISO 9001.

b.	The warranty period for the Components shall be twelve (12) months from the date of shipment by TOMOTHERAPY to a customer of a System into which the Components have been integrated or fifteen (15) months from the date of shipment of the Components by ANALOGIC to TOMOTHERAPY, whichever period occurs earlier. ANALOGIC will, at its option, repair or replace defective Components returned during the warranty period at no cost to TOMOTHERAPY, provided that each Party is responsible for the shipping cost of the Components it sends to the other.

c.	ANALOGIC shall perform an inspection and test of field-returnable Components to confirm that there is a defect requiring warranty repair or replacement. Returned Components found not to be defective or no longer under warranty shall be repaired at TOMOTHERAPY’s expense at ANALOGIC’s then current standard rates for out of warranty repairs.

These warranties are made upon the express condition that:
i.	ANALOGIC is given prompt notice upon discovery by TOMOTHERAPY of such nonconformity, with an explanation of the alleged deficiencies.

ii.	Such Product is returned to ANALOGIC at the expense of TOMOTHERAPY after receipt of a Return Authorization (RA) from ANALOGIC. Upon their repair or replacement, they shall be returned to TOMOTHERAPY as directed, at the expense of ANALOGIC.

iii.	Examination of such Components by ANALOGIC discloses that the nonconformity actually exists and was not caused by accident, misuse, neglect, alteration, improper installation or use, improper repair or improper testing; and

iv.	Such Components (including the Software, as defined below) have not been modified, altered or changed by any person other than ANALOGIC or its duly authorized repair agents, and other than modifications by TOMOTHERAPY as provided under Section 13 a. iii. of this Agreement.

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THESE WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. THE OBLIGATION TO REPLACE OR REPAIR IS THE SOLE REMEDY FOR BREACH OF WARRANTY. ANALOGIC WILL NOT IN ANY EVENT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER. ANALOGIC WILL NOT BE LIABLE FOR ANY LOST PROFITS OR DAMAGES FROM LOSS OF USE, OR LOST DATA, EVEN IF ANALOGIC HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. IN NO EVENT SHALL THE RESPONSIBILITY AND LIABILITY OF ANALOGIC IN CONNECTION WITH ANY OF THE COMPONENTS BE GREATER THAN THE PRICE PAID BY TOMOTHERAPY FOR THE NON-CONFORMING PORTION OF THE COMPONENTS. TOMOTHERAPY ACKNOWLEDGES THAT IT’S EXCLUSIVE REMEDIES SET FORTH HEREIN ALLOCATE RISKS BETWEEN THE PARTIES FAIRLY AND IN A MANNER WHICH UNDER NO CIRCUMSTANCES WILL CAUSE SUCH REMEDIES TO FAIL OF THEIR ESSENTIAL PURPOSE.
13. SOFTWARE LICENSE AND WARRANTY
a.	Components may contain pre-existing ANALOGIC proprietary software (“ANALOGIC proprietary software”) and software licensed to ANALOGIC by independent third parties (ANALOGIC licensed “Third Party Software”). TOMOTHERAPY also may add TOMOTHERAPY Software to the Components and/or to the System(s) into which the Components are integrated that may be its own proprietary software or other software licensed by TOMOTHERAPY directly from other third parties (collectively, TOMOTHERAPY Software). ANALOGIC proprietary Software and ANALOGIC licensed Third-Party Software are sometimes referred to collectively herein as the “ANALOGIC Software.” ANALOGIC hereby grants to TOMOTHERAPY for the term of this Agreement, subject to the conditions set forth herein, a non-exclusive, non-transferable (except as provided in Section 24 of this Agreement) worldwide license:
i.	to market and sublicense the ANALOGIC Software in object code form only;

ii.	to use internally the ANALOGIC proprietary Software in source code form, solely for the purposes of understanding the operation of the Product, supporting TOMOTHERAPY’s installed Product base, and accomplishing the purposes of clause (iii) below; and

iii.	to make modifications and improvements to the ANALOGIC proprietary Software for distribution per clause (i) above.
Neither TOMOTHERAPY nor any of its sub-licensees shall be permitted to transfer the ANALOGIC Software in any form except in connection with the sale of a HI-ART II System, or as provided in Section 24 of this Agreement.

27 JANUARY 2002
b.	During the term of this Agreement, TOMOTHERAPY may sublicense its distributors to distribute and sub-license the ANALOGIC Software solely in connection with Customers’ use of the Components which are part of a System purchased by the customer.

c.	TOMOTHERAPY expressly acknowledges that this Agreement does not grant TOMOTHERAPY the right to copy, reproduce, or transmit in any form the ANALOGIC Software or any part thereof, or to authorize or permit others to do so, except as expressly provided herein. TOMOTHERAPY shall not reverse engineer, decompile or disassemble the ANALOGIC Software not provided hereunder in source code form.

d.	Except as expressly provided herein, all right, title and interest in and to the ANALOGIC Software shall at all times remain and vest solely with ANALOGIC and its suppliers. TOMOTHERAPY shall have no access to or rights in the ANALOGIC licensed Third-Party Software in source code form. Except with respect to TOMOTHERAPY Software, TOMOTHERAPY agrees that it will not claim or assert title to the ANALOGIC Software, or attempt to transfer any title thereto to any third party. This does not apply to software developed specifically for TOMOTHERAPY, that does not interface directly with hardware that is supplied by ANALOGIC. For example, software developed under this contract that implements the general machine control scheme as defined by TOMOTHERAPY, or interfaces with standard 3rd-party components not supplied by ANALOGIC, shall be owned by TOMOTHERAPY.

e.	In the event ANALOGIC changes hardware of the Components for whatever reason the firmware should continue to function to SPECIFICATIONS.

f.	TOMOTHERAPY’s SOLE AND EXCLUSIVE REMEDY AND ANALOGIC’S SOLE LIABILITY HEREUNDER SHALL BE TO REPLACE ANALOGIC SOFTWARE THAT DOES NOT MEET ANALOGIC’S LIMITED WARRANTY AS SOON AS IS REASONABLY PRACTICABLE, AND, IF REASONABLY POSSIBLE, TO MAKE THE REPLACEMENT SOFTWARE AVAILABLE TO TOMOTHERAPY VIA SECURE DOWNLOADING OVER THE INTERNET OR BY OTHER ELECTRONIC MEDIUM AGREEABLE TO THE PARTIES. THIS SOFTWARE WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. ANALOGIC WILL NOT IN ANY EVENT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER. TOMOTHERAPY ACKNOWLEDGES THAT IT’S EXCLUSIVE REMEDIES SET FORTH HEREIN ALLOCATE RISKS BETWEEN THE PARTIES FAIRLY AND IN A MANNER WHICH UNDER NO CIRCUMSTANCES WILL CAUSE SUCH REMEDIES TO FAIL OF THEIR ESSENTIAL PURPOSE.

27 JANUARY 2002
g.	ANALOGIC SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR ANALOGIC SOFTWARE ALTERED OR MODIFIED BY TOMOTHERAPY WITHOUT ANALOGIC’S PERMISSION OR A THIRD PARTY OR FOR DAMAGES RESULTING FROM ACCIDENT, ABUSE, OR MISAPPLICATION OR FOR PROBLEMS DUE IN WHOLE OR IN PART TO THE USE OR MALFUNCTION OF ANY EQUIPMENT, SOFTWARE OR ACCESSORIES NOT SUPPLIED BY ANALOGIC OR THE INCOMPATIBILITY THEREOF WITH ANALOGIC SOFTWARE.

h.	The Software and documentation is provided with restricted rights. Use, duplication, or disclosure by TOMOTHERAPY is subject to restrictions as set forth in FAR Section 52.227-14 (Alternate III) or subparagraph (c)(l)(ii) of the clause at DFAR 252.227-7013, Rights in Technical Data and Computer Software. Contractor/manufacturer is ANALOGIC Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.
14. PRODUCT LIABILITY/ INDEMNIFICATION
a.	Notwithstanding any other provisions hereof, each Party agrees to indemnify the other, its officers, agents, servants and employees against claims, damages, demands, suits, actions, judgments, liabilities, defaults, or costs and expenses, including attorneys’ fees, arising from claims made against or liability imposed upon the other, by a court of competent jurisdiction as a result of claims alleging personal injury, disability, death or property damage, or any form or type or wrongdoing or loss arising from such indemnifying Party’s failure to perform its respective obligations hereunder, as well as, in TOMOTHERAPY’s case, its obligations implicitly arising out of or in connection with the sale and/or transfer of the System, including without limitation, TOMOTHERAPY’s burden of Customer training, service and support, its representations made in the course of reselling or distributing the System, and its distribution of related materials and literature. This indemnification shall be limited to the sum of $[ * ] in any 12-month period commencing on August 1st of any year.

b.	Each Party hereto agrees that it will maintain product liability insurance adequate to fulfil the indemnification obligation hereunder in each such 12-month period commencing on August 1st of each year.

c.	In the event that a claim is made against a Party seeking indemnification, that Party shall promptly notify the other Party of the claim, allow the other Party to defend it in the name of such Party and to fully cooperate with its insurers, if relevant, and its counsel in the defense against the claim.
15. PATENTS/INDEMNIFICATIONS
a.	ANALOGIC will defend TOMOTHERAPY at ANALOGIC’s cost and expense, including reasonable attorneys’ fees, against any claim of infringement of a United States, Canadian, or European Union patent brought against TOMOTHERAPY to the extent that such a claim pertains to Components designed by ANALOGIC, provided

27 JANUARY 2002
that TOMOTHERAPY gives ANALOGIC prompt written notice of such claim and the right to maintain sole control of the defense and all negotiations for settlement of such claim. If a final injunction is obtained against TOMOTHERAPY’S use of Components because of infringement of third Party intellectual property, ANALOGIC will, at ANALOGIC’s option and at ANALOGIC’s expense, either procure for TOMOTHERAPY the right to continue using the Components, replace or modify the Components so that the Components become non-infringing, or grant TOMOTHERAPY credit for the purchase price less reasonable depreciation of infringing Components and accept the return of Components sold by ANALOGIC to TOMOTHERAPY. Under the terms of this Agreement, ANALOGIC will not accept any liability, nor hold any person harmless from infringement claims relating to: (i) Components supplied by ANALOGIC containing components which have been manufactured or produced by others and which carry the original manufacturer’s patent indemnifications; (ii) Components purchased hereunder but altered by TOMOTHERAPY or others (excluding ANALOGIC and ANALOGIC’s authorized agents) to infringe such patent; and (iii) a combination of Components and other equipment; provided, however, that ANALOGIC shall defend such claim to the extent that such infringement claim would lie against the Product notwithstanding such alteration or combination.

b.	Notwithstanding anything to the contrary in this Agreement, if any alleged infringement of a United States, Canadian, or European Union patent by Components arisen from designs developed and supplied by TOMOTHERAPY, then ANALOGIC shall not be required to repair or replace the Components at ANALOGIC’s cost or in any way indemnify TOMOTHERAPY as set forth in this Agreement.

c.	TOMOTHERAPY agrees to defend ANALOGIC at TOMOTHERAPY’s cost and expense, including reasonable attorneys’ fees, against any claim of patent infringement by reason of use by Analogic of TOMOTHERAPY’s specifications, intellectual property, or other information in the Components. TOMOTHERAPY shall indemnify and hold ANALOGIC harmless against any loss, damage and cost reasonably incurred by ANALOGIC arising out of or related to such infringement claim. TOMOTHERAPY’s obligations with respect to such infringement claims are expressly conditioned upon ANALOGIC giving TOMOTHERAPY prompt notice of such infringement claim and granting TOMOTHERAPY in writing exclusive control over ANALOGIC’s defense or settlement and cooperating with TOMOTHERAPY at TOMOTHERAPY’s expense.
16. CONFIDENTIALITY
The Mutual Non-Disclosure agreement (NDA) signed by the Parties on February 15, 2001, shall apply during the term of this agreement.
17. COMPLIANCE WITH LAWS
ANALOGIC and TOMOTHERAPY, respectively, represent that they are and will remain in compliance with all applicable laws, rules, regulations, ordinances, judgments, decrees, orders,

27 JANUARY 2002
writs and injunctions of all United States government agencies and all foreign governments and agencies thereof that affect their business, properties or assets.
18. ENTIRE AGREEMENT; NO WAIVER
This Agreement and the Development and Manufacturing Agreement signed October 9 2001, contain the entire agreement between the parties relating to TOMOTHERAPY’s purchase of the Components from ANALOGIC. If a conflict develops, this Development and OEM Supply Agreement shall govern. None of the terms of this Agreement shall be deemed to be waived or amended by either Party unless such waiver or amendment specifically references this Agreement and is in writing signed by the Party to be bound. Waiver by either Party of any default by the other will not be deemed a waiver by such Party of any default by the other that may thereafter occur.
19. FORCE MAJEURE
If performance of this Agreement by ANALOGIC or TOMOTHERAPY is prevented or delayed by reason of any cause beyond the control of, and without the fault of, the Party affected, except the obligation to make payment for Components purchased, and which cannot be overcome by commercially reasonable diligence (including, without limitation, acts of nature, strikes, energy or materials shortages or obsolescence, acts of civil or military authority (including changes in government laws and regulations), fires, floods, epidemics, wars and riots), the Party affected shall be excused from such performance to the extent that it is necessarily prevented or delayed thereby, during the continuance of any such happening or event, and this Agreement shall be deemed suspended so long as and to the extent that any such cause prevents or delays its performance. In order to obtain a suspension under this provision, the Party invoking Force Majeure shall send written notice thereof to the other Party within a reasonable time after the invoking party knows that performance would be delayed or prevented due to the Force Majeure in question.
21. LIMITATION OF LIABILITY
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANTICIPATED PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, WHETHER SUCH CLAIM SOUNDS IN TORT, CONTRACT, BREACH OF WARRANTY OR ANY OTHER THEORY. THE REMEDIES GRANTED TO EACH PARTY HEREIN ARE SOLE AND EXCLUSIVE. EACH PARTY ACKNOWLEDGES THAT IT’S EXCLUSIVE REMEDIES SET FORTH HEREIN ALLOCATE RISKS BETWEEN THE PARTIES FAIRLY AND IN A MANNER WHICH UNDER NO CIRCUMSTANCES WILL CAUSE SUCH REMEDIES TO FAIL OF THEIR ESSENTIAL PURPOSE.
22. NOTICES
All notices given under this Agreement shall be in writing and may be delivered (i) by hand, (ii) by United States mail, certified or registered, return-receipt requested, (iii) by overnight-courier service, or (iv) by facsimile transmission if followed by overnight courier service.

27 JANUARY 2002
Notices shall be deemed to have been received: if hand delivered, when so delivered; if mailed, five days after deposit as certified or registered mail; if by courier, on the date scheduled for delivery; and if by facsimile transmission, on the date shown on the confirmation of the transmission generated by the sending machine. All notices shall be sent to the addresses and facsimile numbers set forth below (or at such address or facsimile number as the receiving Party may specify from time to time in accordance with this Section):

If to TOMOTHERAPY:	If to ANALOGIC

TOMOTHERAPY, Inc.	ANALOGIC Corporation
1240 Deming Way	8 Centennial Drive
Madison, WI 53717	Peabody, MA 01960

Attention: John J. Barni, CEO	Attention:Lonnie Weaver

Facsimile: 608-824-2996	Facsimile: 978-977-6805

with a copy to:	with a copy to:

La Follette Godfrey & Kahn	General Counsel
Attn: Michael E. Skindrud	ANALOGIC Corporation
One East Main Street	8 Centennial Drive
Madison, WI 53703	Peabody, MA 01960

Facsimile: 608-257-0609	Facsimile: 978-977-6802
23. DISPUTE RESOLUTION
If a dispute arises out of or relates to this Agreement, or its breach, and the Parties have not been successful in resolving such dispute through negotiation, the Parties agree to resolve the dispute through binding arbitration in accordance to the rules of the American Arbitration Association (“AAA”). Unless the Parties can agree to a sole arbitrator, there shall be three (3) arbitrators, with each party appointing one arbitrator, who collectively will select a third. Each party shall bear its own expenses and an equal share of the expenses of the arbitrator and the fees of the AAA. The Parties, their representatives, other participants and the arbitrator(s) shall hold the existence, content and result of the arbitration in confidence. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon shall be entered into any court of competent jurisdiction. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending arbitration. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to arbitrate.

27 JANUARY 2002
If ANALOGIC initiates the arbitration process, the arbitration shall be held in Milwaukee,Wisconsin. If TOMOTHERAPY initiates the arbitration process, the arbitration shall be held in Boston, Massachusetts.
24. ASSIGNMENT
This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the other, which consent shall not be unreasonably refused, except that in the event that a third party acquires substantially all assets of TOMOTHERAPY, TOMOTHERAPY may assign this agreement without ANALOGIC’s consent provided that the third party agrees to be bound by all of the terms of this Agreement, including but not limited to ANALOGIC’S right to be the exclusive supplier of all items or Components it has designed; and that any ANALOGIC Technology so assigned will not be used in the design and manufacture of substitutes for new or different versions of the Components.
25. GOVERNING LAW; SEVERABILITY
This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York. If any portion of this Agreement is found by a court of competent jurisdiction to be illegal, invalid or unenforceable, such portion shall be deleted and all other terms and conditions of this Agreement shall remain in full force and effect and shall be interpreted to achieve, to the greatest extent possible, the objectives of this Agreement taken as a whole, including the illegal, invalid or unenforceable provision.
26. PUBLICITY
Unless expressly approved in advance and in writing by the other party, neither party shall make any reference to the other, but may do so as to the subject matter of this Agreement in any publicity, advertising or other public statements or documents. Neither party will disclose to others, without the other’s consent, the fact that it is acting on behalf of the others.
27. COUNTERPART
This Agreement may be executed in any number of counterparts, ANALOGIC of which shall be considered an original and all of which shall constitute one and the same instrument.
28. NO THIRD PARTY BENEFICIARIES
Nothing in this Agreement is intended to create any rights by persons not a Party to this Agreement and no other Party will be construed to be a third Party beneficiary of this Agreement or otherwise have any legal or equitable rights as a result of this Agreement.
29. SURVIVAL
Notwithstanding the expiration or termination of this Agreement, Sections 11,12,13,14, 15, and 21,the rights that have been given to purchasers of the Products during the term(s) of this Agreement to ANALOGIC Information and Proprietary Technology, TOMOTHERAPY Information and Proprietary Technology, Development Information, and ANALOGIC

27 JANUARY 2002
Software, as well as such other provisions hereof where the sense and context so admits, will survive in accordance with their terms.
30. MANUFACTURING RIGHTS
Notwithstanding, anything herein to the contrary, if at any time during the Agreement there is a force majeure failure or inability on ANALOGIC’s part to deliver the Components duly ordered by TOMOTHERAPY for a period of 60 days, and during this period of time ANALOGIC fails to provide TOMOTHERAPY with a realistic plan for resumption of the Components manufactured prior to the expiration of the ninetieth (90th) day following failure to deliver the Components, then TOMOTHERAPY will have the manufacturing rights to produce the Components until such time as ANALOGIC is reasonably capable of resuming the manufacturing of the Components.
IN WITNESS WHEREOF, authorized representatives of the parties have executed this Agreement as of the Effective Date.

TOMOTHERAPY INCORPORATED a Wisconsin corporation

By:	/s/ John J. Barni

Title:	CEO 2/4/03

ANALOGIC Corporation, a Massachusetts corporation,

By:	/s/ (illegible)

Title:	CEO 2/5/03

Document No.	Document Name	Revision No.	Page
	ANALOGIC-TOMOTHERAPY
-	DEVELOPMENT AND OEM SUPPLY	5	1 OF 21
	AGREEMENT — EXHIBIT 1
Analogic-TomoTherapy Development and OEM
Supply Agreement
Exhibit 1: Specifications

Rev	CA No	Date	Comment	Originator
0	-	4/24/02	Initial revision — added PDU, Computers, disk components to first contract for review	D. Murray
1	-	6/25/02	Modifications following review by Bob Riemer, Dave Murray, and many others	D Murray
2	-	1/14/03	Modifications following phone discussion between Weaver, Riemer, Murray	D Murray
3	-	1/14/03	Corrected issue with Section 10 heading	D Murray
4	-	1/20/03	Change Exhibit 1 reference to Analogic family tree	D Murray
5	-	1/20/03	Change Exhibit 1 reference to AN6500 (from “TomoTherapy Gantry”)	D Murray

COMPANY CONFIDENTIAL
This document contains confidential or proprietary information of TomoTherapy, Inc. Neither this document nor the information contained therein is to be reproduced, distributed, used or disclosed, either in whole or in part, except as specifically authorized by TomoTherapy, Inc.

Document No.	Document Name	Revision No.	Page
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	AGREEMENT — EXHIBIT 1

1	Scope			4

	1.1	Identification		4

	1.2	Statement of System’s Intended Use		4

2	Standards and Regulations			4

3	Types of Users			5

4	System Architecture			5

	4.1	System Data Flow		7

5	Gantry Subsystem Requirements			8

	5.1	Scope		8

	5.2	Functional Requirements		8

		5.2.1	General	8

		5.2.2	Gantry Frame	8

		5.2.3	Gantry Mechanical	8

		5.2.4	Gantry Component Mounting	9

		5.2.5	Slip Ring System	9

		5.2.6	Gantry Control	10

		5.2.7	Data Communication	10

6	Couch Subsystem Requirements			11

	6.1	Scope		11

	6.2	Functional Requirements		11

		6.2.1	General	11

		6.2.2	Mechanical	11

		6.2.3	Control	11

7	DAS Subsystem Requirements			13

	7.1	Scope		13

	7.2	Functional Requirements		13

		7.2.1	General	13

		7.2.2	Electronics	13

8	Power Distribution Unit (PDU) Subsystem Requirements			14

	8.1	Scope		14

	8.2	Functional Requirements		14

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	AGREEMENT — EXHIBIT 1

		8.2.1	General	14

		8.2.2	Electrical	14

		8.2.3	Control	15

9	Control Computer Requirements			16

	9.1	Scope		16

	9.2	Functional Requirements		16

		9.2.1	General	16

		9.2.2	Stationary Controller (STC) Hardware	16

		9.2.3	On-Board Controller (OBC) Hardware	17

		9.2.4	Data Receiver Server (DRS) Hardware	17

		9.2.5	Software Drivers	17

10	Gantry Component Requirements			19

	10.1	Scope		19

	10.2	Functional Requirements		19

		10.2.1	Circuit Boards	19

		10.2.2	List of Gantry Components with Analogic Involvement	21

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	AGREEMENT — EXHIBIT 1
1 Scope
1.1	Identification

The following subsystems are addressed by this document:
•	TomoTherapy Hi-Art II Gantry Subsystem, including mounting of certain Analogic- and TomoTherapy-supplied components.

•	TomoTherapy Hi-Art II Couch Subsystem.

•	TomoTherapy Hi-Art II DAS Subsystem.

•	TomoTherapy Hi-Art II Communications Subsystem.

•	TomoTherapy Hi-Art II Power Distribution Unit (PDU)

•	TomoTherapy Hi-Art II Control Computers
1.2	Statement of System’s Intended Use

The TomoTherapy Hi•Art system is intended to be used to provide conformal radiation therapy for patients who have been deemed acceptable candidates for radiation treatment of cancer. Its purpose is to precisely deliver beams of radiation, automatically tailored to the individual case, with immediate verification.
2 Standards and Regulations
The TomoTherapy Hi•Art System shall be designed to promote conformance with design standards:
•	IEC 60601-1: Medical Electric Equipment — Part 1: General Requirements for Safety

•	UL 2601-1: Medical Electrical Equipment, Part 1: General Requirements for Safety (USA version of international requirements)

•	IEC 60601-1-2: Medical Electric Equipment — Part 1: General Requirements for Safety; Electromagnetic Compatibility — Requirements and Tests

•	IEC 60601-1-4: Medical Electric Equipment — Part 1: General Requirements for Safety; 4. Collateral Standard: Programmable Electrical Medical Systems

•	IEC 60601-2-1: Medical Electric Equipment — Part 2: Particular Requirements for Medical Electron Accelerators in the Range 1 MeV to 50 MeV

•	IEC 61217: Radiotherapy equipment — coordinates, movements and scales (1996-08)

•	IEC/TR 62266 (2002-03): Medical electrical equipment: Guidelines for implementation of DICOM in radiotherapy

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	AGREEMENT — EXHIBIT 1
•	ANSI/AAMI HE48: Human Factors Engineering Guidelines and Preferred Practices for the Design of Medical Devices.
3 Types of Users
•	Physicians/Oncologists

•	Technicians

•	Physicists

•	Service personnel
4 System Architecture
The architecture for the TomoTherapy Hi•Art system can be broken down into three major subsystems: 1) Planning subsystem, 2) Delivery subsystem, and 3) Database server.

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	AGREEMENT — EXHIBIT 1
Figure 1 System Architecture
[*]

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	AGREEMENT — EXHIBIT 1
4.1	System Data Flow

The figure below illustrates the flow of data between each component of the HI•ART system. All data is accessed from, and saved to, the Database Server.

Figure 2 System Data Flow
[*]

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	AGREEMENT — EXHIBIT 1
5 Gantry Subsystem Requirements
5.1	Scope
The gantry subsystem includes the gantry frame, bearings, slip-rings, rotating mounting plate, and data communication components.
5.2	Functional Requirements
5.2.1	General
5.2.1.1	The gantry system shall conform to [*], [*], and [*] when incorporating Analogic components.

5.2.1.2	Communication software between Analogic components needed for the implementation of the TomoTherapy system shall be supplied, except for 3rd party development tools and environments that may be sourced directly by TomoTherapy Inc.
5.2.2	Gantry Frame
5.2.2.1	The gantry frame shall be capable of supporting at least [*] kg with a safety factor of at least [*].

5.2.2.2	The depth of the gantry frame shall be [*] mm or less.

5.2.2.3	The width of the gantry frame shall be [*] mm or less.

5.2.2.4	The maximum height of the entire gantry system shall be [*] mm or less.
5.2.3	Gantry Mechanical
5.2.3.1	The gantry shall be capable of rotating at a speed of up to [*] r.p.m.

5.2.3.2	The gantry bearing shall have a life exceeding [*] years normal clinical use at [*] r.p.m., under a load of [*] kg cantilevered at [*] mm.

5.2.3.3	The gantry must be sufficiently rigid to hold the position of the detector to within [*] ìm of the center of rotation, independently of gantry rotational position.

5.2.3.4	[*]

5.2.3.5	[*]

5.2.3.6	[*]

5.2.3.7	The gantry motor drive shall be capable of providing a steady state torque of at least [*] N.m. ([*] ft.lb).

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	AGREEMENT — EXHIBIT 1
5.2.3.8	The gantry motor drive shall also be capable of providing sufficient additional torque to accelerate the fully-loaded gantry to the maximum specified rotation speed in less than [*] seconds.

5.2.3.9	The gantry motor drive controller shall control the gantry position to within [*] degree of the specified position.

5.2.3.10	The inside diameter of the unpopulated gantry before the external covers are fitted shall be [*] cm or greater.
5.2.4	Gantry Component Mounting
5.2.4.1	Provision shall be made on the gantry for the mounting of the linear accelerator, primary collimation system, collimating jaws, and multi-leaf collimator.

5.2.4.2	Provision shall be made on the gantry for the mounting of the CT detector, DAS, and associated power supplies.

5.2.4.3	Provision shall be made on the gantry for the mounting of a solid-state modulator power supply, solid-state modulator, magnetron, circulator, and associated electronics.

5.2.4.4	There must be sufficient space on the gantry for the mounting of a conventional modulator and power supply instead of the solid-state modulator.

5.2.4.5	Space shall be available on the gantry for the mounting of the on board computers.

5.2.4.6	Space shall be available on the gantry for the mounting of small low-voltage power supplies to supply the various electrical components.

5.2.4.7	Provision shall be made on the gantry to allow for the routing of cooling pipes or flexible tubing to and from the cooled components.

5.2.4.8	Provision shall be made on the gantry to allow for the routing of signal cables to the electronic components.

5.2.4.9	Provision shall be made on the gantry to allow for the routing of power cables to the electronic components, separated from the signal cables where possible.

5.2.4.10	Provision shall be made on the gantry to allow for the routing of compressed air to the MLC assembly, including mounting of an accumulator tank.
5.2.5	Slip Ring System
5.2.5.1	The gantry slip-ring system shall support two-way Ethernet communication with a data rate of at least [*] Mbit/sec, with necessary electronics provided to account for transmission line effects.

5.2.5.2	The gantry slip-ring system shall provide [*] low-power, low voltage lines for use in the hardware interlock system.

5.2.5.3	The gantry slip-ring system shall provide [*] power rings ([*] signal, [*] signal ground, [*] safety ground), capable of handling either [*] A per phase at [*] V or [*] A per phase at [*] V.

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5.2.5.4	The gantry slip-ring system shall provide [*] spare low power, low voltage slip ring.
5.2.6	Gantry Control
5.2.6.1	A gantry angle detection system shall be provided.

5.2.6.2	The instantaneous gantry angle to the within [*] degrees must be available to the control software on the rotating side.

5.2.6.3	The gantry angle must be made available across the data communication system (see below) with a known latency, to control stationary side components.
5.2.7	Data Communication
5.2.7.1	A one-way data transmission for sending DAS and monitor signal data from the rotating side to the stationary side of the gantry shall be provided.

5.2.7.2	The data transmission system shall be capable of detecting and signaling data transmission violation errors.

5.2.7.3	The data transmission system shall support transfer of up to [*] channels of DAS data at up to [*] views per second.

5.2.7.4	The underlying data transmission system technology shall be capable of transferring data fast enough to handle a multi-row detector of at least [*] rows, [*] channels per row, at [*] views per second.

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	AGREEMENT — EXHIBIT 1
6 Couch Subsystem Requirements
6.1	Scope

The couch (table) subsystem includes the physical patient support and the control and output electronics and software interfaces associated with it.

6.2	Functional Requirements
6.2.1	General
6.2.1.1	The couch system shall conform to [*], and [*], when incorporating Analogic components.

6.2.1.2	Communication software between Analogic components needed for the implementation of the TomoTherapy system shall be supplied, except for 3rd party development tools and environments that may be sourced directly by TomoTherapy Inc.
6.2.2	Mechanical
6.2.2.1	There shall be no metal structural members within the pallet in the scan region.

6.2.2.2	The total longitudinal couch travel shall be at least [*]m.

6.2.2.3	The maximum possible couch height when installed shall be no less than the height of the machine isocenter, namely [*] cm. Additional “feet” may need to be added to the couch by TomoTherapy or Analogic to achieve this.

6.2.2.4	The minimum possible couch height when installed shall be no greater than [*] cm.

6.2.2.5	The couch width shall be that of a standard [*] couch, namely [*] cm.

6.2.2.6	The couch thickness shall be [*].

6.2.2.7	Total couch sag when maximally extended at a plane [*] mm from the cradle pivot, relative to an unloaded couch, shall not exceed [*]mm when a load of [*]kg is placed [*]mm from the cradle pivot.

6.2.2.8	In the case of couch failure, it shall be possible to release the couch pallet and withdraw the patient from the gantry bore.
6.2.3	Control

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6.2.3.1	At any time, the absolute longitudinal position of the couch to within [*]µm shall be available to control software via polling, at speeds of less than or equal to [*] mm/sec.

6.2.3.2	At any time, feedback on the absolute vertical position of the couch shall be available via a [*].

6.2.3.3	It shall be possible to command the couch to move longitudinally at speeds as low as [*] µm/sec.

6.2.3.4	It shall be possible to command the couch to move longitudinally at speeds as high as [*] mm/sec.

6.2.3.5	The couch shall provide a software interface to allow a remote computer to control its movements and poll for feedback.

6.2.3.6	The couch shall be capable of signaling the controlling computer via hardware when an internal (watchdog) failure is detected.

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7 DAS Subsystem Requirements
7.1	Scope

The DAS subsystem includes the electronics to convert the detector signals and other rotating-side monitoring signals and provide it in a form that can be used by the rest of the system.

7.2	Functional Requirements
7.2.1	General
7.2.1.1	The radiation therapy system shall conform to [*], [*], and [*], when incorporating Analogic DAS components.

7.2.1.2	Communication software between Analogic components needed for the implementation of the TomoTherapy system shall be supplied, except for 3rd party development tools and environments that may be sourced directly by TomoTherapy Inc.
7.2.2	Electronics
7.2.2.1	The DAS shall support at least [*] detector channels.

7.2.2.2	The DAS shall support [*] additional data channels for other on-board signals (some [*]V pulsed, some [*]V DC, some charge-based).

7.2.2.3	The DAS shall be designed to work with the [*], model number [*].

7.2.2.4	The DAS shall provide a minimum of [*] bits of resolution.

7.2.2.5	The DAS shall support view rates of [*] to [*] Hz.

7.2.2.6	[*]

7.2.2.7	[*]

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8 Power Distribution Unit (PDU) Subsystem Requirements
8.1	Scope

The PDU subsystem includes electrical components to isolate and transform mains power, and distributing it to various components of the TomoTherapy Hi-Art II System.

8.2	Functional Requirements
8.2.1	General
8.2.1.1	The PDU shall be certified and labeled to comply with [*], [*], [*].
8.2.2	Electrical
8.2.2.1	The PDU shall accept the following AC 3-phase input voltages at [*]Hz: [*]V, [*]V, [*]V, [*]V and [*]V.

8.2.2.2	For each allowable input voltage, a constant input voltage shall result in the nominal [*] output having a value between [*]% and [*]% of the [*]V value.

8.2.2.3	For each allowable input voltage, a constant input voltage shall result in the nominal [*] output having a value between [*]% and [*]% of the [*]V value.

8.2.2.4	There shall be a circuit breaker on the input side of the transformer, accessible from outside the PDU. All output side breakers shall not be accessible from outside the PDU.

8.2.2.5	The PDU shall be rated for [*]% duty cycle on all outputs.

8.2.2.6	The PDU shall provide [*]A at [*]VAC (3-phase) with a circuit breaker, for powering the gantry slip rings. A neutral and a safety ground shall also be supplied.

8.2.2.7	The PDU shall provide [*]A at [*] VAC (3-phase), with a circuit breaker, for powering the compressor.

8.2.2.8	The PDU shall provide [*]A at [*] VAC (3-phase), with a circuit breaker for powering the pump stand.

8.2.2.9	The PDU shall provide sufficient power, with a circuit breaker, for powering the couch supplied by Analogic.

8.2.2.10	The PDU shall provide sufficient power, with a circuit breaker, for powering the gantry drive supplied by Analogic.

8.2.2.11	The PDU shall provide a total of [*]A at [*] VAC (single phase) over 3 outlets, each with a circuit breaker, for powering the Stationary Controller (STC), lasers, and gantry display.

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8.2.2.12	The PDU shall provide [*]A at [*] VAC (single phase), with a circuit breaker, for powering the Data Receiver Server (DRS). This supply shall be protected by an uninterruptible power supply (UPS), delivering the rated load for a minimum of [*] minutes.

8.2.2.13	The PDU shall provide [*]A at [*] VAC (single phase), with a circuit breaker, for powering the Operator Station and monitor.

8.2.2.14	The PDU shall provide [*] ingress protection per [*].

8.2.2.15	All power connections to the PDU shall be either hard-wired, or locking-type plugs.

8.2.2.16	The PDU shall monitor output voltage on the [*] outputs, and provide an output signal indicating whether or not the voltage is within [*]% to [*]% of the nominal value.
8.2.3	Control
8.2.3.1	The PDU shall be capable of disabling power to the disk in response to an external control signal (the “disk off” signal).

8.2.3.2	The PDU shall provide an output signal that indicates the status of the power phases.

8.2.3.3	The PDU outputs shall not be able to be turned on unless an external key switch control signal is active.

8.2.3.4	The PDU shall remove power from the outputs in response to either of two external control signals (the “off” or “key enable” signals).

8.2.3.5	The PDU outputs shall turn on if both of two external control signals (the “key enable” and “system on” signals) are active.

8.2.3.6	The PDU shall open the main input-side breaker in response to [*] (the “[*]”).

8.2.3.7	The PDU outputs shall not provide output power unless [*] (the “[*]”) is connected.

8.2.3.8	The PDU shall provide [*], [*] (for operating the door indicator system).

8.2.3.9	The PDU shall provide a [*]. The PDU shall provide [*].

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	AGREEMENT — EXHIBIT 1
9 Control Computer Requirements
9.1	Scope

The Control Computers include the computer chassis, boards, and software components needed to control the operation of the TomoTherapy Hi-Art II delivery subsystem. The control computers include: On-board Controller (OBC), Stationary Controller (SBC), and Data Receiver Server (DRS).

9.2	Functional Requirements
9.2.1	General
9.2.1.1	All circuit boards used in the control computers shall be certified to [*], and be labeled as such.

9.2.1.2	All circuit boards used in the control computers shall be designed to standards [*] and [*].

9.2.1.3	The control computers shall consist of three separate boxes: the Stationary Controller (STC); On-Board Controller (OCB), and Data Receiver Server (DRS).

9.2.1.4	The control computers shall each have status indicators indicating if the computer is functioning normally or in one or more error states.

9.2.1.5	The control computers shall each be constructed in a manner consistent with the requirements of [*].

9.2.1.6	The control computers shall each be supplied with one [*].

9.2.1.7	On each compute, Analogic shall pre-install a [*] and [*]. Alternatively, Analogic shall install a [*] supplied by TomoTherapy if and when it becomes available. The software supplied to Analogic will be subject to change, but shall be provided by TomoTherapy in a controlled way and with sufficient notice to allow integration into Analogic’s manufacturing process.
9.2.2	Stationary Controller (STC) Hardware
9.2.2.1	The STC shall provide I/O lines to control the gantry motor drive, supplied by Analogic.

9.2.2.2	The STC shall provide hardware I/O lines to interface with the [*].

9.2.2.3	The STC shall provide an Ethernet connection to the delivery subsystem communications network and gantry displays.

9.2.2.4	The STC shall provide hardware I/O lines to interface with the [*].

9.2.2.5	The STC shall provide hardware I/O lines to interface with the [*].

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9.2.2.6	The STC shall provide hardware I/O lines to interface with the [*].

9.2.2.7	The STC shall provide hardware I/O lines to interface with the [*].

9.2.2.8	The STC shall provide hardware I/O lines to interface with the [*], supplied by [*].

9.2.2.9	The STC shall provide hardware I/O lines to interface with [*] and [*] for [*] and [*].
9.2.3	On-Board Controller (OBC) Hardware
9.2.3.1	The OBC shall be able to operate correctly when rotating at speeds between and including [*] r.p.m. and [*] r.p.m.

9.2.3.2	The OBC shall provide Ethernet connection to the delivery subsystem communications network.

9.2.3.3	The OBC shall provide hardware I/O lines to interface with the [*].

9.2.3.4	The OBC shall provide hardware I/O lines to interface with the [*].

9.2.3.5	The OBC shall provide hardware I/O lines to interface with the [*] ([*]) subsystem.

9.2.3.6	The OBC shall provide hardware I/O lines to interface with the [*] ([*]) subsystem.

9.2.3.7	The OBC shall provide an interface to the [*] ([*]) subsystem, supplied by [*].

9.2.3.8	The OBC shall provide electronics to prepare the [*] and [*] for transfer over the high speed data transmission system, supplied by [*].
9.2.4	Data Receiver Server (DRS) Hardware
9.2.4.1	The DRS shall provide an Ethernet connection to the delivery subsystem communications network.

9.2.4.2	The DRS shall provide a separate Ethernet port for connection to the external communications network (of which the TomoTherapy Hi-Art II Operator Station forms a part).

9.2.4.3	The DRS shall provide electronics to receive the [*] and [*] transferred over the high speed data transmission system, supplied by [*].

9.2.4.4	The DRS shall provide a set of [*] ([*]), that can be used to implement [*] on [*] that are received from the [*].
9.2.5	Software Drivers

The following software drivers shall be supplied by Analogic with a royalty-free license to use on the TomoTherapy Hi-Art II System:

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	AGREEMENT — EXHIBIT 1

9.2.5.1	[*]

9.2.5.2	[*]

9.2.5.3	[*]

9.2.5.4	[*]

9.2.5.5	[*]

9.2.5.6	[*]

9.2.5.7	[*]

9.2.5.8	[*]

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	AGREEMENT — EXHIBIT 1
Gantry Component Requirements
10.1	Scope

Analogic will supply a number of components on the gantry subsystem when delivered to TomoTherapy. These components include, but are not limited to, power supplies, circuit breakers, cables, and circuit boards. Analogic will perform the following tasks in relation to this work:
•	Developing, along with TomoTherapy, the system design.

•	Selecting and/or sourcing the components (see Section 10.2.2 below).

•	Designing and developing components (see Section 10.2.2 below).

•	Developing control software for selected components (as described in Exhibit 2, “Milestones”).

•	Fabricating, assembling, and integrating the Analogic portion of the Hi-Art II prototype subsystem.

•	Assisting TomoTherapy with integration of the Analogic-developed portion of the Hi-Art II prototype with the TomoTherapy-developed portion of the Hi-Art II prototype.
10.2	Functional Requirements
10.2.1	Circuit Boards

Based upon TomoTherapy requirements specifications, Analogic shall design and manufacture the following circuit boards for use in the TomoTherapy Hi-Art II System:
10.2.1.1	MLC Control Board

The MLC Control Board provides an interface from the [*] to the [*]. The board isolates the [*] signals from and routes power to the [*].
10.2.1.2	PDU and Interlock Control Board
•	The PDU and Interlock Control Board provides an interface to the [*], [*] and [*]. It forwards the [*] to the [*] to disable the [*] and [*]. It also forwards the signal to the [*] to turn off the disk power.

•	The PDU and Interlock Control Board also interfaces with the [*] to break or make the interlock depending on the status of the [*] from the [*]. The status of the door interlock is [*].

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•	The PDU and Interlock Control Board provides an interface to the [*] with the [*] to allow it to make and break the interlock. The [*] can also read the interlock status from the board. The board also requires the computers to send a [*].

•	The PDU and Interlock Control Board provides an interface to [*] to allow [*] to any one of [*] preconfigured angles of [*],[*],[*], and [*] degrees.
10.2.1.3	Linac Moderator Interface Board

The linac modulator interface board provides an interface from the [*] to the [*], [*], [*], and [*]. In response to signals from the [*], it controls [*] to the linac subsystem. Also, a high voltage interlock circuit on this board is connected to the high voltage interlock line, and will [*] and [*] when the [*] [*].

10.2.1.4	AUX Input Board

The AUX Board provides an interface from the [*] to the [*]. It also monitors [*] and [*] and [*] when [*] specified values.

Signals processed by the AUX board include:

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

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	AGREEMENT — EXHIBIT 1

[*]
[*]	[*]
[*]	[*]
10.2.1.5	Detector Gang Boards

The detector gang boards interface between the [*] (model number [*]) backplane and the detector cables that lead to the Analogic DAS. Each board combines [*] backplane connectors ([*] channels) into a single [*] connector.
10.2.2	List of Gantry Components with Analogic Involvement

In addition to the circuit boards, Analogic will supply other components and cables to be mounted on the gantry prior to shipment.

The document in Exhibit lb ([*], [*], Analogic document number [*]) defines the components that will have Analogic involvement, including the circuit boards described above.

For each component, Analogic will either manufacture the component, or source the component directly. In either case the cost of the component will be included in the Analogic quoted price. The component will be mounted on the [*] gantry by Analogic prior to shipment (some of the components may be unmounted before shipping as agreed by both parties).

TomoTherapy will provide Analogic with a [*] assembly (TomoTherapy assembly part number [*]), which includes the [*] and [*] adjustors. These components will be mounted on the [*] gantry by Analogic before shipment.

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Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
I. Original Agreement

Milestone #	Description	Payment Amount		Date Billed

1	Contract Signing	$	[*]	10/01

2	Delivery of Rotating Test Bed	$	[*]	1/02

3	Design Review	$	[*]	10/01

4	Delivery of Table #1	$	[*]	10/01

5	Delivery of DAS #1	$	[*]	1/02

6	Delivery of Rx/PTM #1	$	[*]	5/02

7	Delivery of DAS #2	$	[*]	3/02

8	Delivery of Rx/PTM #2	$	[*]	5/02

9	Delivery of DAS #3	$	[*]	4/02

10	Delivery of Rx/PTM #3	$	[*]	9/02

11	Delivery of Table #2	$	[*]	2/02

12	Delivery of Table #3	$	[*]	4/02

13	Delivery of Gantry #1	$	[*]	3/02

14	Delivery of Gantry #2	$	[*]	4/02

15	Delivery of Gantry #3	$	[*]	4/02

	Subtotal	$	[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
II. Extension #1 — Power Distribution Units

Milestone #	Description	Payment Amount		Date Billed

16	Upon Agreement of PDU Extension:
	• PDU NRE #1	$	[*]	12/01

17	Upon Delivery of PDU # 1:
	• PDU NRE #2	$	[*]	4/02
	• PDU #1	$	[*]	4/02

18	Upon Regulatory Approval:
	• PDU NRE #3	$	[*]	9/02

19	Upon Delivery of PDU #2	$	[*]	4/02

20	Upon Delivery of PDU #3	$	[*]	9/02

21	Upon Delivery of PDU #4	$	[*]	11/02

22	Upon Delivery of PDU #5	$	[*]

23	Upon Delivery of PDU #6	$	[*]

24	Upon Delivery of PDU #7	$	[*]

25	Upon Delivery of PDU #8	$	[*]

26	Upon Delivery of PDU #9	$	[*]

27	Upon Delivery of PDU #10	$	[*]

	Subtotal	$	[*]
III. Extension #2 — Disk Casting for Test Bed

Milestone #	Description	Payment Amount	Date Billed

28	Disk Casting for Test Bed	[*]	1/02

	Subtotal	[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
IV. Extension #3 — Computers

Milestone #	Description	Payment Amount		Date Billed

29	Upon Agreement of Computers Extension:
	• Computer Hardware NRE # 1	$	[*]	1/02
	• Computer Software NRE #1	$	[*]	1/02

30	Upon Partial Delivery of Development Computer Set #1	$	[*]	12/01

31	Upon Completion of Development Computer Set #1:
	• Prototype OBC			3/02
	• Prototype STC	$	[*]	8/02
	• Computer Hardware NRE #2	$	[*]	4/02

32	Upon Completion of Software Training Workshops:
	• Computer Software NRE #2	$	[*]	3/02

33	Upon Delivery of Computer Set #2:
	• Computer Set #2	$	[*]	5/02
	• Rx/PTM #1 Credit (See Milestone # 6)	$	[*]	5/02
	• Computer Hardware NRE #3	$	[*]	5/02

34	Upon Delivery of Computer Set #3
	• Computer Set #3	$	[*]	5/02
	• Rx/PTM #2 Credit (See Milestone #8)	$	[*]	5/02

35	Upon Delivery of Computer Set #4
	• Computer Set #4	$	[*]	9/02
	• Rx/PTM #3 Credit (See Milestone # 10)	$	[*]	9/02

36	Upon Delivery of Computer Set #5	$	[*]	11/02
37	Upon Delivery of Computer Set #6	$	[*]	12/02
38	Upon Delivery of Computer Set #7	$	[*]
39	Upon Delivery of Computer Set #8	$	[*]
40	Upon Delivery of Computer Set #9	$	[*]
41	Upon Delivery of Computer Set #10	$	[*]
42	Upon Completion of Computer Software Support
	• Computer Software NRE #3	$	[*]	10/02

	Subtotal	$	[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
V. Extension #4 — Additional Gantries, Tables, and DAS’s

Milestone #	Description	Payment Amount	Date Billed

43	Delivery of Gantry #4	$[*]	9/02

44	Delivery of Table #4	$[*]	11/02

45	Delivery of DAS #4	$[*]	11/02

46	Delivery of Gantry #5	$[*]	9/02

47	Delivery of Table #5	$[*]

48	Delivery of DAS #5	$[*]	12/02

49	Delivery of Gantry #6	$[*]	11/02

50	Delivery of Table #6	$[*]

51	Delivery of DAS #6	$[*]

52	Delivery of Gantry #7	$[*]	12/02

53	Delivery of Table #7	$[*]

54	Delivery of DAS #7	$[*]

55	Delivery of Gantry #8	$[*]

56	Delivery of Table #8	$[*]

57	Delivery of DAS #8	$[*]

58	Delivery of Gantry #9	$[*]

59	Delivery of Table #9	$[*]

60	Delivery of DAS #9	$[*]

	Subtotal	$[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
VI. Extension #5 — Partial System Development and Manufacture

Milestone #	Description	Payment Amount		Date Billed

61	Upon Agreement
	• System NRE #1	$	[*]	3/02

62	System Design Review
	• System NRE #2	$	[*]	7/02

63	Completion of First 3 Man Months Software Development
	• System Software NRE #1	$	[*]	5/02

64	Completion of Second 3 Man Months Software Development
	• System Software NRE #2	$	[*]	7/02

65	Assembly of Gantry Subsystem #1 at Analogic
	• System NRE #3	$	[*]	10/02

66	Completion of Third 3 Man Months Software Development
	• System Software NRE #3	$	[*]	10/02

67	Test Bed Hardware Integration of Analogic and TomoTherapy
Subsystems
	• System NRE #4	$	[*]	10/02

68	Delivery of Integrated Gantry Subsystem #1	$	[*]	9/02
69	Delivery of Integrated Gantry Subsystem #2	$	[*]	11/02
70	Delivery of Integrated Gantry Subsystem #3	$	[*]	12/02
71	Delivery of Integrated Gantry Subsystem #4	$	[*]
72	Delivery of Integrated Gantry Subsystem #5	$	[*]
73	Delivery of Integrated Gantry Subsystem #6	$	[*]
74	Delivery of Integrated Gantry Subsystem #7	$	[*]
75	Delivery of Integrated Gantry Subsystem #8	$	[*]
76	Delivery of Integrated Gantry Subsystem #9	$	[*]

	Subtotal	$	[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
VII. Extension #6 — Disk Casting Machining Modifications

Milestone #	Description	Payment Amount		Date Billed

77	Lot Charge (9 Disks)	$	[*]	10/02

	Subtotal	$	[*]
VIII. Extension #7 — Add Pneumatic Seal to Bearings

Milestone #	Description	Payment Amount		Date Billed

78	Delivery of Prototype Bearing #1	$	[*]

79	Delivery of Prototype Bearing #2	$	[*]

	Subtotal	$	[*]
IX. Extension #8 — 100 VxWorks Target Licenses

Milestone #	Description	Payment Amount		Date Billed

80	15 Target Licenses (Computer Sets #1 - #5)	$	[*]	10/02

81	3 Target Licenses (Computer Set #6)	$	[*]	12/02

82	3 Target Licenses (Computer Set #7)	$	[*]

83	3 Target Licenses (Computer Set #8)	$	[*]

84	3 Target Licenses (Computer Set #9)	$	[*]

85	3 Target Licenses (Computer Set #10)	$	[*]

86	70 Target Licenses (@ $[*]/license)	$	[*]

	Subtotal	$	[*]

Analogic-TomoTherapy Development and OEM Supply
Agreement 1/14/03
Exhibit 2: Milestones/Payments
X.     Extension #9 — Gantry Power Interface Upgrade Kits

		Payment		Date
Milestone #	Description	Amount		Billed

87	Gantry Power Interface Kit #1	$	[*]	12/02

88	Gantry Power Interface Kit #2	$	[*]	12/02

89	15:1 Gear Reducer	$	[*]	12/02

90	NRE	$	[*]	12/02

	Subtotal	$	[*]

TOMOTHERAPY SPARES

Part #	Description	Quantity	Price (each)
10-42956-01	Recon Computer Assy	[*]	$[*]

10-60165-01	PDU Control Board 00B	[*]	$[*]

10-41954-01	Base Control Comptr Assy	[*]	$[*]

10-60204-01	MLC Control Board	[*]	$[*]

10-60274-01	Sensor Bd Cal Assy	[*]	$[*]

10-60274-02	Sensor Bd, Tick	[*]	$[*]

10-60019-01	Gang Bd Assy Tested (8)	[*]	$[*]

10-60113-01	Gang Bd Offset 2 Assy	[*]	$[*]

10-60112-01	Gang Bd Offset 1 Assy	[*]	$[*]

10-60276-01	Modulator Interface Bd 00D	[*]	$[*]

10-60399-01	Aux Input Bd Rev 1	[*]	$[*]

10-44771-01	Disk Control Assy	[*]	$[*]

10-27160-01	RTS DAS	[*]	$[*]

10-42363-01	Table Control Assy	[*]	$[*]
Notes:
Spares available until forecast from TomoTherapy and production ramp.

Exhibit 3 — Production System Pricing (24 January 2003)
System is defined as of 12 August 2002 to include:
Gantry
Table
DAS
Computers (2- control and 1- reconstruction ) PDU
Commercial Components Cables
PCB’s, Chassis, Mounting Hardware
*System Assembly/ Integration / Test
* Does not include:
LINAC, Magnetron, SSM, HVPS
MLC and Jaws
Xenon Detectors
Rotary Union
System Covers
System workstation
System quantity pricing is based upon a quantity ordered and delivery accepted within the following 12 month period. This Production Systems Pricing will commence with the shipment of a production HI-ART-II system (system #11) and will apply to all production systems.
Production System Pricing

1-19	20-49	50- UP
$[*]	$[*]	$[*]
Pre-production System Pricing
Pilot systems #1 thru #10 = $[*] each